UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A/A
(Amendment No. 1)
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
Cornerstone Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3523569

(State of incorporation	(Employer
or organization)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, NC	27518
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1: Description of Registrant’s Securities to be Registered.
Item 2: Exhibits.
SIGNATURE

Explanatory Note
This Amendment No. 1 amends the Form 8-A dated May 19, 2004 by the Registrant (formerly Critical Therapeutics, Inc.) to update the Registrant’s “Description of Capital Stock” that was included in the Registrant’s Registration Statement on Form S-1, Registration No. 333-113727, as filed with the Securities and Exchange Commission on March 19, 2004.
Item 1: Description of Registrant’s Securities to be Registered.
The description of the Registrant’s Common Stock, $0.001 par value per share, in Item 8.01 of the Current Report on Form 8-K dated August 27, 2009 is incorporated herein by reference, including any amendments or reports filed for the purpose of updating such description.
Item 2: Exhibits.
The following exhibits are filed herewith (or incorporated by reference as indicated below):
1.	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).

2.	Amendment to the Registrant’s Certificate of Incorporation, effecting a 10-to-1 reverse stock split of the Registrant’s common stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated October 30, 2008).

3.	Amendment to the Registrant’s Certificate of Incorporation, changing the name of the corporation from Critical Therapeutics, Inc. to Cornerstone Therapeutics Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated October 30, 2008).

4.	Form of the Registrant’s Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated October 30, 2008).

5.	Fourth Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated July 27, 2009).

6.	Governance Agreement among the Registrant, Chiesi Farmaceutici S.p.A. and, solely with respect to the sections identified therein, Cornerstone Biopharma Holdings, Ltd., Carolina Pharmaceuticals Ltd. and Lutz Family Limited Partnership dated May 6, 2009 (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated May 6, 2009).

7.	Amendment to the Registrant’s Certificate of Incorporation, effecting certain changes pursuant to the Governance Agreement dated May 6, 2009 with Chiesi Farmaceutici S.p.A. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated August 27, 2009).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CORNERSTONE THERAPEUTICS INC.
By:	/s/ David Price
David Price
Executive Vice President, Finance and Chief Financial Officer

September 2, 2009